UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): JANUARY 14, 2005

Ebix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

EBIX, INC., 1900 EAST GOLF ROAD, SCHAUMBURG, IL 60173

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (847) 789-3047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 14, 2005, the stockholders of Ebix, Inc. (the “Company”) approved  an amendment to the Company’s 1996 Stock Incentive Plan (the “Plan”), which increased by 300,000, to 1,137,500, the number of shares of the Company’s common stock reserved and available for grant under the Plan and prohibited the repricing of options granted under the Plan.

The  1996 Stock Incentive Plan, as amended by the amendment approved by stockholders on January 14, 2005, as well as prior amendments, and reflecting the 1-for-8 reverse stock split  of the Company’s common stock that occurred on October 1, 2002, is attached hereto as Exhibit 10.1.

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 14, 2005, following the approval by the Company’s Stockholders, the Company’s Certificate of Incorporation was amended to reduce the number of authorized shares of the Company’s common stock from 40,000,000 to 10,000,000 and the number of authorized shares of the Company’s preferred stock from 2,000,000 to 500,000.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1.  1996 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Richard J. Baum
Richard J. Baum Executive Vice President
- Finance & Administration, Chief
Financial Officer (principal financial
and accounting officer) and Secretary.
Dated: January 21, 2005